                                                                     Exhibit 4.5

                                                                       Exhibit B
                                                         Form of Initial Warrant

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS WARRANT, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS.

                                e-centives, Inc.

               WARRANT TO PURCHASE 500,000 SHARES OF COMMON STOCK

                  ---------------------------------------------

                  This warrant (this "WARRANT") certifies that, for good and valuable consideration, e-centives, Inc. a Delaware corporation (the "COMPANY"), grants to BrightStreet.com, Inc., a Delaware corporation, or its permitted assigns (the "WARRANTHOLDER"), the right to subscribe for and purchase from the Company, at any time during the Exercise Period (as defined herein), 500,000 shares of Common Stock (the "WARRANT SHARES"), at the exercise price per share of $0.5696 (the "EXERCISE PRICE"), all subject to the terms, conditions and adjustments herein set forth. The number of Warrant Shares and the Exercise Price are subject to adjustment as provided in ARTICLES III and VI.

I. DEFINITIONS

                  1.1 DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                           "AFFILIATE" with respect to any Person, shall mean:
any other Person that directly or indirectly, controls, is controlled by, or is under common control with, such Person.

                           "ASSET PURCHASE AGREEMENT" means the Asset Purchase
Agreement dated as of December 3, 2001 between the Company and the initial Warrantholder.

                           "BLOOMBERG" means Bloomberg Financial Markets (or a
comparable reporting service of national reputation selected by the Company if Bloomberg Financial Markets is not then reporting units of currency per U.S. dollar).

                           "BOARD OF DIRECTORS" means the Board of Directors of
the Company.

                           "BUSINESS DAY" means any day other than a Saturday,
Sunday or a day on which national banks are authorized by law to close in the State of Maryland.

                           "CAPITAL EVENT" means: (a) any sale, lease, exchange
or other transfer of all or substantially all of the property, assets or business of the Company; (b) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary; (c) any redemption of all of outstanding Common Stock; and (d) any merger, consolidation or other business combination to which the Company is a party unless the stockholders of the Company immediately prior to such transaction hold at least 50% of the outstanding voting equity securities of the surviving corporation in such merger, consolidation or combination.

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                           "COMMON STOCK" means the common stock, par value
$0.01 per share, of the Company.

                           "EXCHANGE ACT" mean the Securities Exchange Act of
1934, as amended from time to time.

                           "FAIR MARKET VALUE" means, with respect to a share of
Common Stock on any date, (a) the average of the Closing Prices (as defined below) over the five (5) consecutive trading days ending on the date that is two
(2) trading days prior to the date as of which the Fair Market Value is being determined, or (b) if there shall not then be a public market for the Common Stock, the fair market value per share of Common Stock as determined by the Board of Directors in good faith exercising its fiduciary duties. For purposes of this Agreement, a "Closing Price" means, for any day, the average of the high and low closing prices of the Common Stock on such day (i) as reported on the Nasdaq National Market ("NASDAQ") system, if the Common Stock is then listed on Nasdaq, or (ii) if the Common Stock is not then so listed, but is then listed on SWX New Market of the SWX Swiss Exchange, as reported by the SWX New Market of the SWX Swiss Exchange, after applying the CHF-USD exchange rate as of 5 p.m., EST, on such day, as reported by Bloomberg .

                           "GOVERNMENTAL AUTHORITY" means any foreign, federal,
state, local or other governmental authority or regulatory body having jurisdiction over the Company, its Affiliates or the Warrantholder.

                           "OUTSTANDING" means, when used with reference to
Common Stock, on any date, all issued shares of Common Stock on such date, except shares then owned or held by or for the account of the Company, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

                           "PERSON" means any individual, firm, corporation,
partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                           "SECURITIES ACT" means the Securities Act of 1933, as
amended from time to time.


II. EXERCISE OF WARRANT

                  2.1 EXERCISE PERIOD. On the terms and subject to the conditions contained herein, the Warrantholder may exercise this Warrant on any Business Day starting on June 3, 2002 and ending at 5:00 p.m., Eastern Standard Time, on December 3, 2005 (the "EXERCISE PERIOD"), for all or any part of the Warrant Shares.

                  2.2 EXERCISE PROCEDURE. To exercise this Warrant, the Warrantholder shall deliver to the Company at its address set forth in SECTION 10.5: (a) payment of the aggregate Exercise Price in the manner provided in
SECTION 2.3 (as computed by multiplying (A) the Exercise Price as of such date by (B) the number of shares of Common Stock for which the Warrantholder is exercising this Warrant at such time); (b) a completed and properly executed Notice of Exercise in substantially the form attached hereto as ANNEX I; and (c) this Warrant. Upon receipt of the aggregate Exercise Price and the required deliverables pursuant to the preceding sentence, the Company shall, within five
(5) Business Days thereafter, subject to receipt of any required regulatory approvals (including expiration of any required


                                       2

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waiting period), deliver to the Warrantholder duly executed certificate(s)
representing the aggregate number of shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a Warrant Share as provided in SECTION 2.7. Such stock certificate(s) shall be in such denominations and registered in the name(s) set forth in the Notice of Exercise. If this Warrant shall have been exercised in part, the Company shall deliver to the Warrantholder a new warrant evidencing the rights of the Warrantholder to purchase the remaining Warrant Shares issuable (which shall in all other respects be identical to this Warrant).

                  2.3 PAYMENT OF EXERCISE PRICE. The Exercise Price may be payable hereunder by the delivery by certified check or by wire transfer of immediately available funds to the account of the Company of an amount equal to the Exercise Price. The Warrantholder may elect to exercise the Warrant in a cashless exercise in lieu of payment of an amount equal to the Exercise Price, pursuant to which the Warrantholder will receive that number of shares of Common Stock equal to the quotient obtained by dividing (A-B)(C) by A where:

                  (A) = the Fair Market Value of one share of Common Stock on the date that the Warrantholder delivers the Notice of Exercise;

                  (B) = the Exercise Price for one share of Common Stock under this Warrant (as adjusted to the date of such calculation); and

                  (C) = the number of Warrant Shares issuable upon exercise of this Warrant or, if only a portion of the Warrant is being exercised, the number of Warrant Shares to be acquired as set forth in the Notice of Exercise (at the date of such calculation).

If the above calculation results in a negative number, then no Warrant Shares shall be issued or issuable upon exercise of this Warrant.

                  2.4 EXERCISE UPON CERTAIN CONDITIONS. The Warrantholder may immediately exercise this Warrant and the number of Warrant Shares shall be equal to Five Hundred Thousand (500,000) upon the Company's (i) sale or disposal of all or substantially all of the Acquired Assets (as defined in the Asset Purchase Agreement); or (ii) consummation of any Capital Event.

                  2.5 RESTRICTIONS. (a) The Company shall not be required to issue any shares of Common Stock under this Warrant if the issuance of such shares would constitute a violation by the Company of any provision of any law, rule or regulation of (i) any governmental authority, including without limitation, compliance with the registration or qualification requirement of applicable federal and state securities laws or (ii) any applicable self governing organization or stock exchange, including without limitation, the rules, regulations or listing requirements of The Nasdaq Stock Market or the SWX Swiss Exchange. If at any time the Company shall determine, based upon the advice of securities counsel, that the registration, qualification or listing of any shares subject to this Warrant under any applicable state or federal law or other applicable rules or regulations (including those of Nasdaq or the SWX Swiss Exchange) is necessary as a condition of, or in connection with, the issuance of shares, the Company shall not be required to issue any shares of Common Stock under this Warrant unless the Company has received evidence reasonably satisfactory to it that (A) in connection with the Securities Act, a registration statement under the Securities Act is in effect with respect to such shares or the holder of this Warrant may acquire such shares pursuant to an exemption from registration under the Securities Act, and (B) in connection with the SWX Swiss Exchange, such shares have been properly listed on the SWX Exchange.


                                       3

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                  (b) If the Warrantholder has not paid in full (in the manner and in accordance with the terms of the Asset Purchase Agreement or as otherwise agreed by the Company and the Warrantholder), any amounts owed to the Company pursuant to Section 8 of the Asset Purchase Agreement and the Warrantholder elects to exercise this Warrant during the pendency of any such outstanding deficiency, then the aggregate Exercise Price in effect immediately prior to such time will be increased (solely for purposes of this paragraph 2.5(b)) by the deficient amount owed to the Company by the Warrantholder. Notwithstanding the foregoing, and except as otherwise set forth in Section 8(b)(v) of the Asset Purchase Agreement, if any such deficiency has not been finally resolved, paid or settled at the conclusion of the Exercise Period, then the Warrantholder may not exercise this Warrant and the Company shall not be required to issue any shares of Common Stock under this Warrant. Neither the exercise of nor the failure to exercise this right will constitute an election of remedies or limit the Company in any manner in the enforcement of any other remedies that may be available to the Company.

                  2.6 PAYMENT OF TAXES. The Company shall pay all stamp taxes and other similar charges with respect to the issue or delivery of Common Stock hereunder. The Company shall not be required to pay any transfer tax or other similar charge imposed in connection with the issue of any stock certificate in any name other than that of the Warrantholder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the reasonable satisfaction of the Company that no such tax or other charge is due.

                  2.7 FRACTIONAL SHARES. The Company shall not be required to issue any fractional shares of Common Stock upon exercise of this Warrant. In lieu of any fractional share to which the Warrantholder would otherwise be entitled upon exercise of this Warrant, the Company shall make a cash payment in an amount equal to the product of (a) the Fair Market Value per share of Common Stock on the date of exercise MULTIPLIED by (b) the fraction of a share.

III. ADJUSTMENTS

                  3.1 INTRODUCTION. The number of Warrant Shares and the Exercise Price of this Warrant shall be subject to adjustment from time to time as set forth in this ARTICLE III. The Company shall give the Warrantholder notice of any event described below which requires an adjustment pursuant to this ARTICLE III.

                  3.2 ADJUSTMENT OF EXERCISE PRICE AND WARRANT SHARES FOR STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If at any time during the Exercise Period the Company shall: (a) declare a dividend payable in, or other distribution to all holders of Outstanding shares of Common Stock of, Common Stock; (b) subdivide or split its Outstanding shares of Common Stock into a larger number of shares of Common Stock; or (c) combine or reclassify its Outstanding shares of Common Stock into a smaller number of shares of Common Stock, then: (i) the number of Warrant Shares for which this Warrant is exercisable upon the occurrence of any such event shall be adjusted to equal the product of (A) the number of such Warrant Shares without giving effect to such event MULTIPLIED by (B) a fraction, the numerator of which is the number of Outstanding shares of Common Stock after giving effect to such event and the denominator of which is the number of Outstanding shares of Common Stock without giving effect to such event; and (ii) the Exercise Price shall be adjusted to equal the product of (A) the Exercise Price without giving effect to such adjustment MULTIPLIED by (B) a fraction, the numerator of which is the number of Warrant Shares without giving effect to such event and the denominator of which is the number of Warrant Shares after giving effect to such event.

                  3.3 ADJUSTMENT OF EXERCISE PRICE AND WARRANT SHARES UPON CERTAIN DISTRIBUTIONS. If, at any time during the Exercise Period, the Company shall distribute to all holders of shares of Common Stock cash, evidences of indebtedness of the Company or another issuer, securities of


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the Company or another issuer, or other assets or rights or warrants to subscribe for or purchase securities of the Company, in each case excluding distributions that result in adjustment pursuant to SECTION 3.2 (the "DISTRIBUTED ITEMS"), then the Exercise Price shall be adjusted according to the following formula:

Exercise Price =  Exercise Price x (Fair Market Value of a Warrant Share - FMV of Distributed Items)
                  ----------------------------------------------------------------------------------
                                       Fair Market Value of a Warrant Share

                  For purposes of this SECTION 3.3, the term "FMV OF DISTRIBUTED ITEMS" shall mean the fair market value of the Distributed Items to which the holder of one share of Common Stock would be entitled to receive in such distribution, as determined by the Board of Directors in good faith exercising its fiduciary duties. Upon the occurrence of an adjustment of the Exercise Price pursuant to this SECTION 3.3, the number of Warrant Shares shall be adjusted according to the following formula:

     Warrant Shares =  Warrant Shares x Exercise Price (without adjustment)
                       ----------------------------------------------------
                           Exercise Price (giving effect to adjustment)

                  3.4 WHEN ADJUSTMENTS ARE TO BE MADE. Adjustments pursuant to this ARTICLE III shall be made whenever and as often as any event necessitating an adjustment shall occur, except that any such adjustment may be postponed until the earlier of: (a) three (3) years following the date of such event; or
(b) the date of exercise of this Warrant, if such adjustment either by itself or together with other such adjustments not previously made would add or subtract less than one percent (1%) of the number of Warrant Shares for which this Warrant is exercisable immediately prior to the making of such adjustment. Any such postponed adjustment shall be carried forward and made on the earliest of:
(x) the date of exercise of this Warrant; (y) the date on which such postponed adjustment, together with any other required but unmade adjustments, would result in an adjustment of sufficient magnitude to be required to be made pursuant to this SECTION 3.4; or (z) three (3) years following the date of the event necessitating the adjustment. For the purpose of this SECTION 3.4, an event necessitating an adjustment shall be deemed to have occurred at the close of business on the date of its occurrence.

IV. NOTICES TO THE WARRANTHOLDER

                  4.1 NOTICE OF CAPITAL EVENT. If, at any time during the Exercise Period, there shall be proposed a Capital Event, then the Company shall promptly deliver to the Warrantholder a certificate executed by an officer of the Company: (a) setting forth, in reasonable detail, the circumstances surrounding the Capital Event; (b) the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such Capital Event; and (c) describing the number and kind of other shares of stock or other securities or property for which the warrant of the Successor (as defined in SECTION 6.1) issued to the Warrantholder in exchange for this Warrant upon such Capital Event pursuant to SECTION 6.1 will be exercisable.

                  4.2 NOTICE OF ADJUSTMENTS. Whenever an event necessitating an adjustment to this Warrant pursuant to ARTICLE III occurs (regardless of whether such adjustment may be postponed pursuant to SECTION 3.4), the Company shall promptly deliver to the Warrantholder a certificate executed by an officer of the Company: (a) setting forth, in reasonable detail, the event necessitating such adjustment and the method by which such adjustment was calculated; and (b) specifying the number of Warrant Shares and the Exercise Price, in each case giving effect to the adjustment.

                  4.3 MAINTENANCE OF OFFICERS' CERTIFICATES. The Company shall keep at its office located at the address set forth in SECTION 11.5 copies of all officers' certificates provided to the Warrantholder pursuant to SECTIONS
4.1 and 4.2 and cause the same to be available for inspection at said


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office during normal business hours by the Warrantholder or any prospective purchaser of this Warrant designated by the Warrantholder.

V. RESTRICTIONS ON TRANSFER

                  5.1 RESTRICTIONS ON TRANSFER. The Warrantholder, by its acceptance of this Warrant, agrees to be bound by the provisions of this ARTICLE V and acknowledges and confirms that this Warrant and any Warrant Shares issued upon exercise of all or part of this Warrant have not been registered under the Securities Act or any applicable state securities laws, and may not be sold or transferred except in compliance with and subject to the Securities Act and such state securities laws. Unless and until this Warrant and such Warrant Shares have been registered under the Securities Act and such state securities laws, the Company may require, as a condition to effecting any sale or transfer of this Warrant or such Warrant Shares on the books of the Company, an opinion of counsel reasonably satisfactory to the Company to the effect that an exemption from registration under the Securities Act and such state securities laws is available for the proposed transfer or assignment or a certification reasonably satisfactory to the counsel of the Company in its professional determination from the transferee that it is an accredited investor as defined under the Securities Act and regulations promulgated thereunder; PROVIDED, HOWEVER, that if the Warrant Shares have been held (both legally and beneficially) by the Warrantholder for at least one (1) year and are proposed to be sold in compliance with Rule 144 under the Securities Act, no such opinion of counsel shall be required. Any purported sale or transfer of this Warrant and/or such Warrant Shares shall be null and void unless made in compliance with the conditions set forth in this ARTICLE V. Except as provided in SECTION 5.3, (a) this Warrant and any warrant of the Company issued in exchange or replacement for this Warrant shall be stamped or otherwise imprinted with a legend in substantially the form set forth on the cover of this Warrant; and (b) each stock certificate for Warrant Shares issued upon the exercise of this Warrant and each stock certificate issued upon the transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend substantially to the same effect.

                  5.2 TERMINATION OF RESTRICTIONS. The restrictions imposed by
SECTION 5.1 upon the transferability of this Warrant and the Warrant Shares shall terminate: (a) when and so long as this Warrant or such Warrant Shares shall have been effectively registered under the Securities Act and transferred in compliance therewith; or (b) when the Company shall have received an opinion of counsel reasonably satisfactory to it that this Warrant or such Warrant Shares may be transferred without registration thereof under the Securities Act; PROVIDED, HOWEVER, that if the Warrant or the Warrant Shares have been held (both legally and beneficially) by the Warrantholder for at least one (1) year and are proposed to be sold in compliance with Rule 144 under the Securities Act, no such opinion of counsel shall be required. Whenever the legend requirements imposed by SECTION 5.1 shall terminate as to this Warrant or any Warrant Shares, the holder of this Warrant or such Warrant Shares shall be entitled to receive from the Company, at the Company's expense, a new warrant or a new stock certificate representing such Warrant Shares, as the case may be, not bearing the restrictive legend described in SECTION 5.1.

                  5.3 COMPLIANCE WITH SECURITIES LAWS. The Warrantholder, by acceptance hereof, represents to the Company that this Warrant and any Warrant Shares purchased upon exercise of this Warrant are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, and for investment, and that the Warrantholder will not offer, sell or otherwise dispose of this Warrant or any such Warrant Shares except under circumstances that will not result in a violation of the Securities Act or any applicable state securities laws. Upon exercise of all or part of this Warrant, the Warrantholder shall, if requested by the Company, confirm in writing, in a form reasonably satisfactory to counsel of the Company, the foregoing representations and other representations regarding the Warrantholder's status as an accredited or sophisticated investor (as defined under Rules 501(a) and


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506(b)(2)(ii), respectively, of Regulation D under the Securities Act) as may be reasonably requested by the Company.

                  5.4 TRANSFER PROCEDURE. Subject to compliance with the other provisions of this ARTICLE V, transfer of this Warrant, in whole or in part, shall occur upon surrender of this Warrant at the principal office of the Company at the address set forth in SECTION 10.5, together with a duly executed written assignment of this Warrant and funds sufficient to pay any transfer taxes payable upon the making of such transfer and, if required, an opinion of counsel reasonably acceptable to counsel of the Company in its professional determination concerning the compliance of such transfer with the Securities Act and applicable state securities laws. Upon receipt of such items, the Company shall execute and deliver a new warrant or warrants in the name of the assignee or assignees and in the denomination(s) specified in such instrument of assignment, and shall issue to the assignor a new warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.

                  5.5 MAINTENANCE OF TRANSFER BOOKS. The Company agrees to maintain, at the principal office of the Company at the address set forth in
SECTION 10.5, books or records for the registration and the registration of transfer of this Warrant or any warrant of the Company issued in exchange for this Warrant.

VI. CAPITAL EVENT

                  6.1 ISSUANCE OF NEW WARRANT IN SUCCESSOR UPON CAPITAL EVENT. Upon the consummation of any Capital Event, the successor or acquiring Person (the "SUCCESSOR") to or in such Capital Event shall issue to the Warrantholder a new warrant of the Successor which shall include all material terms of this Warrant, including without limitation the provisions of Section 2.4 regarding vesting and exercise, except that such warrant shall provide for the purchase (upon satisfaction of the relevant vesting criteria under Section 2.4), at the Exercise Price per share, instead of the number of shares of Common Stock issuable hereunder, of the kind and amount of shares of common stock or other securities or cash or other property of the Successor that would be received by a holder of such number of shares of Common Stock in such Capital Event.

                  6.2 SUCCESSIVE CAPITAL EVENTS. The provisions of this
ARTICLE VI shall apply to successive Capital Events.

VII. NECESSARY ACTIONS

                  The Company will: (a) use its commercially reasonable efforts to obtain all such authorizations, approvals, exemptions or consents from any Governmental Authority having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant (including, without limitation, making all necessary filings with such Governmental Authorities);
(b) take all necessary steps (including, without limitation, making appropriate amendments to its certificate of incorporation) to ensure that the Company has authorized a sufficient number of authorized but unissued shares of its common stock to provide for the issuance of the Warrant Shares; (c) reserve from such authorized but unissued shares of common stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of this Warrant; and (d) take all actions as may be necessary or appropriate to ensure that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant that are not subject to any preemptive rights and are free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issuance.


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VIII. SUPPLYING INFORMATION

                  8.1 COOPERATION. The Company shall cooperate with the Warrantholder and each holder of Warrant Shares in supplying such information as may be reasonably necessary for such holders to complete and file any information reporting forms presently or hereafter required by the Securities Exchange Commission and any state securities agency as a condition to the availability of an exemption under the Securities Act and any applicable state securities law for the sale of this Warrant or any Warrant Shares.

                  8.2 INFORMATION. During the Exercise Period, the Company shall provide to the Warrantholder copies of all reports, filings and financial statements the Company provides to its stockholders generally, at the same time as such materials are provided to the stockholders.

IX. LOSS OR MUTILATION

                  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (a) in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company; or (b) in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

X. MISCELLANEOUS

                  10.1 ENTIRE AGREEMENT. This Warrant, together with the relevant provisions of the Asset Purchase Agreement referred to herein or which expressly govern the interpretation or exercise of rights and obligations under this Warrant, constitutes the entire agreement between the Company and the Warrantholder with respect to the Warrant.

                  10.2 NONWAIVER. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Warrantholder shall operate as a waiver of such right or otherwise prejudice the Warrantholder's rights, powers or remedies.

                  10.3 BINDING EFFECT; NO THIRD-PARTY BENEFICIARIES. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective successors and permitted assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

                  10.4 SECTION AND OTHER HEADINGS. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

                  10.5 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile transmission, courier service, overnight mail or personal delivery:

                 IF TO THE COMPANY:                             WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:
                 ------------------                             --------------------------------------------------

                 e-centives, Inc.
                 6901 Rockledge Drive, 7th Floor                Hogan & Hartson, L.L.P.
                 Bethesda, Maryland 20817                       555 Thirteenth Street, N.W.
                 Attn: General Counsel                          Washington, D.C. 20024
                 Tel:  (240) 333-6100                           Attn: Steven M. Kaufman, Esq.
                 Fax:  (240) 333-6204                           Tel:  (202) 637-5736
                                                                Fax:  (202) 637-5910

                 IF TO THE WARRANTHOLDER:                       WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:
                 ------------------------                       --------------------------------------------------

                 BrightStreet.com, Inc.                         Carr & Ferrell, LLP
                 555 Twin Dolphin Drive, 2nd Floor              2225 E. Bayshore Road, Suite 200
                 Redwood City, CA  94065                        Palo Alto, California 94303
                 Attn: President                                Attn: Barry A. Carr, Esq.
                 Tel:  (650) 620-2577                           Tel:  (650) 812-3400
                 Fax:  (650) 620-2528                           Fax:  (650) 812-3444


                                                                WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:
                                                                ---------------------------------------------------

                                                                Murray & Murray
                                                                19330 Stevens Creek Boulevard, Suite 100
                                                                Cupertino, California 95014-2526
                                                                Attn: Craig Prim, Esq.
                                                                Tel:  (650) 852-9000
                                                                Fax:  (650) 852-9244


                  All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if sent by facsimile transmission. Any party may by notice given in accordance with this SECTION 10.5 designate another address or Person for receipt of notices hereunder.

                  10.6 SEVERABILITY. Whenever possible, each provision of this Warrant will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision of this Warrant or the validity, legality or enforceability of this Warrant in any other jurisdiction. In such event, this Warrant will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  10.7 GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS WARRANT AND THE ISSUANCE OF SECURITIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.


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

                  10.8 RIGHTS OR LIABILITIES AS STOCKHOLDER. The Warrantholder shall be deemed to have become a holder of record of the shares of Common Stock issuable under SECTION 2.2 as of the date on which all required deliverables pursuant to SECTION 2.2 have been received by the Company. Until such time the Warrantholder shall not have any voting rights or other rights or liabilities of a stockholder of the Company with respect to the Common Stock issuable hereunder.

                  10.9 AMENDMENT. No amendment or waiver of any provision of this Warrant shall be effective without the prior written consent of the Company and the Warrantholder.



                            [SIGNATURE PAGE FOLLOWS]




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


                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


                                  E-CENTIVES, INC.


                                  By:      /s/ KAMRAN AMJADI
                                           ------------------------------------
                                  Name:    Kamran Amjadi
                                  Title:   Chairman and Chief Executive Officer


Dated: December 3, 2001



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

                                     ANNEX I

                               NOTICE OF EXERCISE

                 (To be executed upon exercise of this Warrant)


                  The undersigned hereby irrevocably elects to exercise the right represented by this Warrant to purchase _________ shares of Common Stock, and herewith tenders to the Company as payment for such shares either (a) the amount of $__________ or (b) ________ shares of Common Stock, in accordance with the terms of this Warrant. The undersigned requests that a certificate for such shares be registered in the name of the undersigned and that such certificates be delivered to the undersigned's address below.

                  The undersigned represents that it is an accredited and sophisticated investor (as defined in applicable rules and regulations under the Securities Act of 1933, as amended), and that it is acquiring such shares of Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof.

Dated:  __________________________


                                     Signature ______________________________

                                               ______________________________
                                                       (Print Name)

                                               ______________________________
                                                     (Street Address)

                                               ______________________________
                                                (City)   (State)   (Zip Code)


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